  Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of April 30, 2018 and is entered into by and among RUMBLEON, INC., a Nevada corporation (“Parent”), NEXTGEN PRO, LLC, a Delaware limited liability company (“NextGen Pro”), RMBL MISSOURI, LLC, a Delaware limited liability company (“RMBL Missouri”), RMBL TEXAS, LLC, a Delaware limited liability company (“RMBL Texas”), and each of their Qualified Subsidiaries from time to time party hereto (together with Parent, NextGen Pro, RMBL Missouri and RMBL Texas, individually, each, a “Borrower”, and collectively, “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”).

RECITALS

A. Borrowers have requested Lender to make available to Borrowers one or more growth capital term loans in an aggregate principal amount of up to $20,000,000; and

B. Lender is willing to make such growth capital term loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrowers, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1              Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrowers and a third party bank or other institution (including a Securities Intermediary) in which any Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Adjusted EBITDA” means for any period of determination, for Parent and each of its Subsidiaries, on a consolidated basis, an amount equal to Net Income for such period plus (a) the following to the extent deducted in calculating Net Income for such period: (i) Interest Expense for such period, (ii) federal, state, local and foreign income taxes for such period, (iii) depreciation and amortization expense for such period, (iv) all non-cash expenses related to stock based compensation for such period, (v) extraordinary or non-recurring items reducing Net Income for such period in an amount not to exceed 10% of Adjusted EBITDA to the extent in excess of $0 or as otherwise approved by Agent, and (vi) all non-cash items, other than described in clauses (a)(i) through (v) above, deducted to arrive at Net Income for such period, and minus (b) the following the extent included in calculating such Net Income for such period: (i) interest income for such period, (ii) federal, state, local and foreign income tax credits for such period, (iii) extraordinary or non-recurring income or gains for such period, (iv) capitalized software development costs for such period and (v) all non-cash items, other than described in clause (b)(i) through (iv) above, increasing Net Income for such period.

“Advance” means a Growth Capital Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower Representative to Agent in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this defined term. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Amortization Date” means (i) with respect to any Advance pursuant to Tranche I or Tranche II, December 1, 2018, provided however, if (A) as of December 1, 2018, or (B) as of any Amortization Date, as extended from time to time, then in effect, or (C) as of the last day of any month after the Amortization Date then in effect has passed, but prior to September 30, 2019, Borrowers have satisfied the Interest Only Extension Condition, then the Amortization Date may be extended to be three (3) months after the later of (x) the Amortization Date in effect prior to such extension, and (y) if Borrower has commenced principal payments, the first day of the fourth month after the date the Interest Only Extension Condition is satisfied, provided that in no event shall the Amortization Date with respect to any Advance pursuant to Tranche I or Tranche II be extended to be later than November 1, 2019, (ii) with respect to any Advance pursuant to Tranche III, February 1, 2021, and (iii) with respect to any Advance pursuant to Tranche IV, as agreed among Borrowers and Agent.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Assignee” has the meaning given to it in Section 11.13.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by a Borrower or which a Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Borrower since each of its formation.

“Borrower Representative” means Parent.

“Budget” means a budget for Parent and its Subsidiaries, on a consolidated basis, acceptable to Agent, provided that in any event a budget reflecting Revenue, Adjusted EBITDA, if applicable, and Gross Profit, if applicable, of no less than the amounts set forth in the projections delivered to Agent as of the Closing Date will be acceptable to Agent, provided further that, if a Borrower consummates a Permitted Acquisition and such Permitted Acquisition is reasonably likely to affect the projections previously delivered, as reasonably determined by Agent based on its review of the proposed transaction, at all times thereafter, a budget will be acceptable to Agent if reflecting Revenue, Adjusted EBITDA, if applicable, and Gross Profit, if applicable, of no less than the amounts set forth in the updated projections reasonably approved by Agent in connection with such transaction.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“Change in Control” means (i) any consolidation or merger (or similar transaction or series of related transactions) of Parent, (ii) sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Parent in which holders of outstanding shares immediately before consummation of such transaction or series of related transactions (or such holders’ Affiliates) do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Parent is the surviving entity, or (iii) any transaction or series of related transactions, resulting in a Borrower (other than Parent) no longer being a direct or indirect wholly-owned Subsidiary of Parent, provided that the following shall not constitute or cause on their own a “Change in Control”: (x) any transfers to any trust or otherwise for estate planning purposes and (y) sales on a public exchange or market in one or more transactions (regardless of whether related) except for such sales resulting in a single “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Marshall Chesrown, becoming, or obtaining rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than fifty percent (50%) of the voting power for the election of directors of Parent.

“Charter” means, with respect to any Person, such Person’s formation documents, as in effect from time to time.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit F

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to (i) any guarantee, contingent or otherwise, of any Indebtedness, lease, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, company credit cards or merchant services issued for the account of that Person; and (iii) all net mark-to-market obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement nor, in the case of obligations described in clause (iii) above, exceed the amount of the obligation after all netting agreements.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by a Borrower or in which a Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Due Diligence Fee” means $20,000, which fee has been paid to Lender prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary whose execution of a Joinder Agreement could not result in a material adverse tax consequence to Borrowers.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a commitment to make Advances pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment to make Advances or (ii) such Lender changes its lending office, except in each case to the extent that, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.9 and (d) any withholding Taxes imposed under FATCA, provided that following an Event of Default, subsections (b) and (d) shall not be considered “Excluded Taxes” to the extent Lender (or any successor or assign of Lender) assigns its interests in the Loan or any Financing Document following such Event of Default.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreement or foreign legislation (including official administrative rules or practices) implemented to give effect to any intergovernmental agreements entered into thereunder and any agreements entered into pursuant to section 1471(b) of the Code.

“Facility Charge” means (i) at the Closing Date, $150,000, in respect of Tranche I, Tranche II and Tranche III, and (ii) 1.0% of the principal amount of any Advance pursuant to Tranche IV.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that to the extent any change in GAAP affect the determination of financial covenant compliance, milestones or other limitations or requirements under this Agreement, upon written notice by Borrower or Agent, the parties hereto agree to negotiate in good faith with respect to an amendment to the terms of this Agreement to adjust for such change, provided further that until such amendment is so agreed, all calculations with respect to financial covenant compliance, milestones or other limitations or requirements under this Agreement shall be made in accordance with GAAP as in effect prior to such change in GAAP.

“Gross Margin” means, for any period, the ratio, expressed as a percentage, of (a) an amount equal to (i) Revenue for such period, less (ii) costs of Revenue for such period to (b) Revenue for such period, determined in accordance with GAAP and consistently with past practices.

“Gross Profit” means, for any period, Revenue, for such period, minus costs of goods sold, for such period, determined in accordance with GAAP and consistently with past practices.

“Growth Capital Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Growth Capital Term Loan Advance to Borrowers in a principal amount not to exceed the amount set forth under the heading “Growth Capital Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Growth Capital Term Loan Advance” means an Advance pursuant to Section 2.1(a)

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations; provided, however, Indebtedness shall not include obligations to make payment on the Equity Interests of the Parent.

“Intellectual Property” means all of each Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets and inventions; mask works; each Borrower’s applications therefor and reissues, extensions, or renewals thereof; and each Borrower’s goodwill associated with any of the foregoing, together with each Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Expense” is, for any period of determination, for Parent and each of its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest charges (including imputed interest charges with respect to capitalized lease obligations and all amortization of debt discount and expense) of such Person for such period.

“Interest Only Extension Condition” shall mean satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing; and (b) either (i) Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Parent, on a consolidated basis, shall have achieved Gross Profit and Adjusted EBITDA for the most recent fiscal quarter then ended in an amount not less than 80% of the projected Gross Profit and Adjusted EBITDA for such fiscal quarter, as set forth in the Budget, or (ii) Borrower Representative shall have provided evidence reasonably satisfactory to Agent that (A) Parent, on a consolidated basis, shall have achieved Gross Profit and Adjusted EBITDA for the most recent fiscal quarter then ended in an amount not less than 75% of the projected Gross Profit and Adjusted EBITDA for such fiscal quarter, as set forth in the Budget, and (B) Parent shall have received net cash proceeds from the issuance of its Equity Interest (not including any proceeds from the conversion of indebtedness) of at least $5,000,000 during the period commencing on the first day of such fiscal quarter and ending on the Amortization Date as then in effect.

“Inventory Financing Agreement” means that certain Inventory Financing and Security Agreement, by and among Inventory Financing Lenders and RMBL Missouri, dated February 16, 2018, as it may be amended in compliance with the Inventory Financing Intercreditor Agreement and similar agreements entered into with any Inventory Financing Lender.

“Inventory Financing Intercreditor Agreement” means an intercreditor agreement by and among any Inventory Financing Lender, Agent and Borrowers in form and substance satisfactory to Agent in Agent’s reasonable discretion (it being understood that the Inventory Financing Intercreditor Agreement dated of even date with this Agreement shall be deemed satisfactory in form and substance), pursuant to which the Liens securing Indebtedness of any Borrower pursuant to any Inventory Financing Agreement shall be subordinated to Agent’s Lien except that the Lien granted to such Inventory Financing Lender may be prior to Agent’s Lien with respect to the following Collateral: (i) Inventory financed pursuant to the applicable Inventory Financing Agreement, (ii) Permitted Inventory Financing Cash Collateral, and (iii) cash proceeds from the sale of such financed Inventory until the earlier of payment to Inventory Financing Lender of the advance associated with such financed Inventory and the date that is 30 days after the sale of such financed Inventory, or, if a default or event of default has occurred of which Agent has been duly notified, all cash proceeds from the sale of Inventory constituting financed Inventory as of the date the default or event of default occurred (or if Inventory Financing Lender notifies Agent of the default or event of default more than 30 days after the occurrence of the default or event of default, all cash proceeds from Inventory constituting financed Inventory as of the date that is 30 days prior to the date notice of the default or event of default is duly given to Agent), provided further, that if an Advance pursuant to Tranche III has been made, Agent agrees that it will negotiate in good faith with respect to an Inventory Financing Intercreditor Agreement pursuant to which an Inventory Financing Lender may have a first priority Lien (prior to Agent’s Lien) on all Inventory of the applicable Borrower and certain cash proceeds thereof, as approved by Agent in its sole discretion, subject to Borrowers maintenance of a minimum cash balance of at least $2,000,000 in Deposit Accounts and accounts in which Investment Property is maintained, in each case, subject to an Account Control Agreement in favor of Agent, if the amount of total Indebtedness pursuant to inventory financing arrangements exceeds 70% of total value of the aggregate book value of Inventory of Borrowers, on a consolidated basis (such minimum cash requirement to be set forth in an amendment to this Agreement, if so requested by Agent).

“Inventory Financing Lenders” means Ally Bank and Ally Financial Inc., collectively and each of their assigns or successors in interest, and any additional or replacement lenders providing inventory financing to any Borrower other than Parent, provided that such lender shall be domiciled in the United States and shall be in the business of extending credit of such type in the ordinary course of business.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of any asset of another Person.

“Joinder Agreements” means for each Qualified Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrowers and each of its Subsidiaries taken as a whole; or (ii) the ability of Borrowers to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its material rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Growth Capital Term Loan Amount” means $20,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Net Income” is, for any period of determination, for Parent and its Subsidiaries on a consolidated basis, the net income of Parent and its Subsidiaries determined in accordance with GAAP for such period.

“NextGen Pro” has the meaning assigned to it in the preamble to this Agreement.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement/Confidentiality Agreement by and between Borrower Representative and Agent dated as of August 17, 2017.

“Note” means the Term Note.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s formation documents, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Parent” has the meaning assigned to it in the preamble to this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement a Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country. No Patent of the Borrowers on the date of this Agreement shall be deemed to be necessary or material to the Borrowers’ business.

“Performance Milestone I” means (a) either (i) Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Parent, on a consolidated basis, shall have achieved Gross Profit and Adjusted EBITDA for each of the fiscal quarters ending June 30, 2018 and September 30, 2018 in an amount not less than 80% of the projected Gross Profit and Adjusted EBITDA for each such quarter as set forth in the Budget, or (ii) Borrower Representative shall have provided evidence reasonably satisfactory to Agent that (A) Parent, on a consolidated basis, shall have achieved Gross Profit and Adjusted EBITDA for the fiscal quarter ending June 30, 2018 or the fiscal quarter ending September 30, 2018 in an amount not less than 75% of the projected Gross Profit and Adjusted EBITDA for such quarter as set forth in the Budget, and (B) Parent shall have received net cash proceeds from the issuance of its Equity Interests (not including any proceeds from the conversion of indebtedness) of at least $5,000,000 not later than December 31, 2018; and (b) as of the date such evidence is provided, no Event of Default shall have occurred and be continuing.

“Performance Milestone II” means Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Parent, on a consolidated basis, shall have achieved: (i) Adjusted EBITDA for a fiscal quarter ending on or prior to December 31, 2018 of at least $1.00 for such quarterly period, and shall have demonstrated, to Lender’s reasonable satisfaction, projections for continued positive Adjusted EBITDA during subsequent periods; and (ii) $35,000,000 or more in Revenue for at least one fiscal quarter ending on or prior to December 31, 2018 with associated Gross Margin for such fiscal quarter of not less than 13.0%; and as of the date such evidence is provided, no Event of Default shall have occurred and be continuing.

“Permitted Acquisition” means any acquisition (including by way of merger) by a Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, in each case located entirely within the United States of America, which is conducted in accordance with the following requirements:

(a) such acquisition is of a business or Person engaged in a line of business related to that of the Parent or its Subsidiaries;

(b) if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Borrower or of a Subsidiary and such Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into a Borrower (with such Borrower being the surviving entity);

(c) if such acquisition is structured as an acquisition of assets, such assets shall be acquired by a Borrower, and shall be free and clear of Liens other than Permitted Liens;

(d) both immediately before and after such acquisition no default or Event of Default shall have occurred and be continuing;

(e) Borrowers have provided Agent with any term sheet or letter of intent for any such acquisition together with all documents to be entered into in connection therewith and all exhibits and schedules thereto together with pro forma combined financial statements and updated pro forma combined projections;

(f) Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that

(i) To the extent Borrowers are not then subject to Section 7.21, the acquired Person, business line or assets did not have pro forma Adjusted EBITDA of less than $1.00 during the consecutive twelve (12) month period most recently concluded prior to the date of the proposed acquisition;

(ii) to the extent then applicable, based on pro forma combined financial statements and updated pro forma combined projections, Borrowers would have been in compliance with the financial covenants set forth in Section 7.21, as of the end of the preceding fiscal quarter ended immediately prior to the consummation of the proposed acquisition, and is projected to be in compliance with such financial covenants at the end of each of the following four fiscal quarter periods following the consummation of such proposed acquisition; and

(iii) after giving effect to the proposed transaction, Borrowers shall maintain Cash in an aggregate amount of at least (A) $5,000,000, if the proposed acquisition is consummated prior to any Advance pursuant to Tranche III, and (B) $10,000,000, if the proposed acquisition is consummated after the Advance pursuant to Tranche III is made;

(g) the consideration payable in respect of such acquisition (including deferred or contingent consideration) shall not exceed (A) $5,000,000 per fiscal year, if the proposed acquisition is consummated prior to any Advance pursuant to Tranche III, and (B) $10,000,000 per fiscal year, if the proposed acquisition is consummated after the Advance pursuant to Tranche III is made, provided that purchase consideration funded substantially contemporaneously with (and in any event prior to) the consummation of such acquisition from the sale and issuance of Parent’s Equity Interests in a transaction not resulting in a Change in Control shall be disregarded in determining compliance with this clause (g);

(h) any Indebtedness owing by a Borrower to the seller of assets or Equity Interests to a Borrower in connection with the consummation of such acquisition is subordinated to the Secured Obligations on terms and conditions reasonably acceptable to Agent; and

(i) Agent has determined, based upon review of the foregoing documents and financial statements, that such transaction is not reasonably expected to materially and adversely affect Borrower’s ability to repay the Secured Obligations when due, Agent’s security interest in the Collateral or Agent’s rights and remedies pursuant to the Loan Documents or pursuant to applicable law.

“Permitted Indebtedness” means:

(a) Indebtedness of a Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document;

(b) Indebtedness of up to $200,000 outstanding at any time secured by a Lien described in clause (f) of the defined term “Permitted Liens”, provided in the case of acquired Equipment such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;

(c) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with company credit cards;

(d) Indebtedness that also constitutes a Permitted Investment;

(e) Subordinated Indebtedness;

(f) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Borrower or a Subsidiary in an amount not to exceed $250,000 at any time outstanding, and reimbursement obligations in connection with letters of credit serving as a lease deposit;

(g) intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement;

(h) Indebtedness pursuant to a Qualified Inventory Financing;

(i) Indebtedness of any Person whose assets or Equity Interests are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition provided, that the aggregate amount of such Indebtedness outstanding at any time does not exceed $100,000 and was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(j) Indebtedness consisting of deferred consideration payable in connection with the consummation of a Permitted Acquisition, provided that such Indebtedness is subordinated to the Secured Obligations on terms and conditions reasonably acceptable to Agent;

(k) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; and

(l) other Indebtedness, including Indebtedness covered by, but in excess of the amounts permitted under clauses (b), (f) and (i) above, at any time outstanding in an amount not to exceed $750,000, (which amount shall be reduced by the aggregate amount of Indebtedness described in clauses (b), (f) and (i) above, in each case up to the amount permitted thereunder, that is outstanding as of the date of determination).

“Permitted Inventory Financing Cash Collateral” means cash collateral required to be provided pursuant to any Inventory Financing Agreement, provided that (a) the aggregate amount of such cash collateral shall not in any event exceed the greater of (i) $250,000 and (ii) 10.0% of the approved credit line pursuant to such Qualified Inventory Financing, and (b) at any time, no additional cash collateral shall be provided if doing so would result in an Event of Default or could reasonably be expected to result in an Event of Default.

“Permitted Investment” means:

(a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts;

(b) all repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred and is continuing or could exist after giving effect to the repurchases;

(c) Investments accepted in connection with Permitted Transfers;

(d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business;

(e) Investments consisting of (i) notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (e) shall not apply to Investments of any Borrower in any Subsidiary and (ii) prepaid insurance premiums and prepaid rent to carriers and landlords, respectively, that are not Affiliates, in the ordinary course of business;

(f) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board;

(g) Investments consisting of travel and relocation advances in the ordinary course of business;

(h) Investments of any Borrower in any other Borrower, Investments of Parent in any Borrower and Investments in newly-formed Domestic Subsidiaries, provided each such newly-formed Domestic Subsidiary has entered into a Joinder Agreement in accordance with Section 7.13 prior to or simultaneously with such newly-formed Domestic Subsidiary making an Investment;

(i) Investments in Foreign Subsidiaries approved in advance in writing by Agent;

(j) joint ventures or strategic alliances in the ordinary course of Borrowers’ business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that cash Investments (if any) by any Borrower do not exceed $100,000 in the aggregate in any fiscal year;

(k) Permitted Acquisitions; and

(l) additional Investments, including Investments covered by, but in excess of the amounts permitted under, clauses (b) and (j) above, that do not exceed $750,000 during the term of this Agreement (less the amount of Investments described in clauses (b) and (j) above made, in each case, up to the amount permitted thereunder, from the Closing Date through the date of determination).

“Permitted Liens” means any and all of the following:

(a) Liens in favor of Agent or Lender;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrowers maintain adequate reserves therefor in accordance with GAAP;

(c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrowers’ business and imposed without action of such parties; provided, that the payment thereof is not yet delinquent, subject to any grace period, by more than fifteen (15) days or payment is disputed by Borrowers in good faith, subject to reserves with respect to such obligation is in accordance with GAAP;

(d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(e) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(f) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness in an amount not in excess of the amount set forth in clause (b) (or clause (l) if applicable) of “Permitted Indebtedness”;

(g) Liens incurred in connection with Subordinated Indebtedness;

(h) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(j) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(k) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;

(l) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property as it is then being used;

(m) (i) Liens on Cash securing obligations permitted under clause (f) of the definition of Permitted Indebtedness and (ii) security deposits in connection with real property leases, the combination of (i) and (ii) in an aggregate amount not to exceed $250,000 at any time;

(n) Liens securing Indebtedness described in clause (i) of the defined term “Permitted Indebtedness”, provided that such Liens shall be limited to specific financed assets; and

(o) Liens securing Indebtedness pursuant to a Qualified Inventory Financing, provided that such Liens are subject to the Inventory Financing Intercreditor Agreement and that any cash collateral subject to a Lien in favor of Inventory Financing Lenders shall not exceed the amount of the Permitted Inventory Financing Cash Collateral.

“Permitted Transfers” means:

(a) sales or leases of Inventory in the ordinary course of business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States of America in the ordinary course of business;

(c) dispositions of worn-out, obsolete or surplus Inventory and Equipment in the ordinary course of business;

(d) transfers among Borrowers; and

(e) other transfers of assets having a fair market value of not more than $100,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“Qualified Inventory Financing” means Indebtedness owing to Inventory Financing Lenders pursuant to an Inventory Financing Agreement, provided that (i) any Inventory Financing Lender shall have entered into and continue to be subject to the Inventory Financing Intercreditor Agreement with respect to any Inventory Financing Agreement to which it is a party, (ii) the aggregate outstanding amount of the aggregate amount of such Indebtedness at any time outstanding shall not exceed an amount equal (x) 85% of the aggregate book value of all Inventory of Borrowers, on consolidated basis less (y) the aggregate amount of cash collateral maintained by such Inventory Financing Lenders, (iii) the advance rates shall not deviate materially from the advance rate structure pursuant to the inventory financing arrangements as in effect on the Closing Date, and (iv) the interest rate and applicable fees shall not be higher and the cash collateral or deposit required shall not be a higher percentage of the approved credit limit, in each case, relative to the inventory financing arrangements as in effect on the Closing Date.

“Qualified Subsidiary” means any direct or indirect Domestic Subsidiary or Eligible Foreign Subsidiary.

“Receivables” means (i) all of each Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Recipient” means (a)  Agent, or (b)  Lender, as applicable.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Growth Capital Term Loan Advances then outstanding.

“Revenue” means revenue of Parent, determined on a consolidated basis, in accordance with GAAP.

“RMBL Missouri” has the meaning assigned to it in the preamble to this Agreement.

“RMBL Texas” has the meaning assigned to it in the preamble to this Agreement.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means Borrowers’ obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Shares” means one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by each Borrower in any of its Subsidiary, provided that with respect to any Foreign Subsidiary other than a Qualified Subsidiary or any Foreign Subsidiary that is a Borrower hereunder or guarantor with respect to the Secured Obligations, from time to time, “Shares” shall be limited to 65% of the shares of capital stock entitled to vote.

“Subordinated Indebtedness” means Indebtedness (other than Qualified Inventory Financing) subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which a Borrower owns or controls 50% or more of the outstanding voting securities.

“Taxes” shall have the meaning assigned to such term in Section 2.9.

“Term Loan Interest Rate” means, for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 5.75%, and (ii) 10.25%.

“Term Loan Maturity Date” means May 1, 2021, provided that if Borrower achieves the Performance Milestone II, the Term Loan Maturity Date shall be November 1, 2021.

“Term Note” means a promissory note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Borrower or in which a Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche I” has the meaning set forth in Section 2.1(a).

“Tranche II” has the meaning set forth in Section 2.1(a).

“Tranche III” has the meaning set forth in Section 2.1(a).

“Tranche IV” has the meaning set forth in Section 2.1(a).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1              Growth Capital Term Loan Advances.

(a) Growth Capital Term Commitment. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Growth Capital Term Commitment, and Borrowers agree to draw, a Growth Capital Term Loan Advance of $5,000,000 on the Closing Date (“Tranche I”). During the period commencing on Borrower’s achievement of Performance Milestone I and ending December 31, 2018, Lender will severally (and not jointly) make in an amount not to exceed its respective Growth Capital Term Commitment, and Borrowers agree to draw, a Growth Capital Term Loan Advance of $2,500,000 (“Tranche II”). During the period commencing upon Borrowers’ achievement of Performance Milestone II and ending March 31, 2019, Borrower Representative may request an additional Growth Capital Term Loan Advances in an amount of $7,500,000 (“Tranche III”). Upon Borrower Representative’s request and approval by Lender’s investment committee, in its sole discretion, Borrower Representative may request additional Growth Capital Term Loan Advances in an aggregate amount $5,000,000 (“Tranche IV”). The aggregate outstanding Growth Capital Term Loan Advances shall not exceed the Maximum Growth Capital Term Loan Amount.

(b) Advance Request. To obtain a Growth Capital Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least three (3) Business Days before the Advance Date, other than the Growth Capital Term Loan Advance to be made on the Closing Date, which shall be at least one (1) Business Day before the Advance Date, to Agent. Lender shall fund each Growth Capital Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Growth Capital Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of each Growth Capital Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the prime rate changes from time to time.

(d) Payment. Borrowers will pay interest on each Growth Capital Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date continuing until (but not including) the Amortization Date. Borrowers shall repay the aggregate principal balance of the Growth Capital Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid, provided that if the Term Loan Interest Rate is adjusted in accordance with its terms, or the Amortization Date or the Term Loan Maturity Date is extended, the amount of each subsequent monthly installment shall be recalculated, and provided further, that if, with respect to Advances pursuant to Tranche I or Tranche II, Borrowers achieve the Interest Only Extension Condition after principal payments have commenced in accordance with the Amortization Date previously in effect, then commencing on the first Business Day of the following month and each month thereafter until the Amortization Date, as extended, Borrower shall make payments of interest only, and on the Amortization Date, as extended, shall resume payment of equal monthly installments of principal and interest (as recalculated based on the extended Amortization Date), as set forth above. The entire principal balance of the Growth Capital Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrowers shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the applicable Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Growth Capital Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry to such Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrowers shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrowers shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower Representative thereof; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower Representative that Lender will not initiate a debit entry to a Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lender, Borrowers shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrowers have actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrowers.

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date (other than due to failure to pay due solely to an administrative or operational error of Agent or Lender or the applicable Borrower’s bank if Borrowers had the funds to make the payment when due and make the payment within three (3) Business Days following Borrowers’ knowledge of such failure to pay), an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest and, to the extent demand for payment has been made, professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal monthly and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or  Section 2.4, as applicable.

2.4 Prepayment. At its option, upon at least seven (7) Business Days prior written notice to Agent, Borrowers may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with the applicable prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to amounts prepaid on or prior to the one year anniversary of the Closing Date, 3.0%; after the one year anniversary of the Closing Date, through the two year anniversary of the Closing Date, 2.0%; and after the two year anniversary of the Closing Date through the date that is forty-five (45) days prior to the then current Term Loan Maturity Date, 1.0% (each, a “Prepayment Charge”), provided that if the Secured Obligations are prepaid from the proceeds of the issuance of Indebtedness, Borrowers shall afford Agent the opportunity to provide a term sheet to refinance the Secured Obligations (but no Borrower shall be required to enter into a refinancing transaction with Agent or any Lender even if on substantially similar terms as the proposed issuance). Borrowers agree that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrowers shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.

2.5 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations otherwise become due and payable, Borrowers shall pay Lender a charge of 4.55% of the Growth Capital Term Commitment pursuant to Tranche I and Tranche II, 2.95% of the Growth Capital Term Commitment pursuant to Tranche III, and 2.35% of any principal amount paid or prepaid in respect of Tranche IV. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date with regard to Tranche I, Tranche II and Tranche III, and on the applicable Advance Date with regards to Tranche IV.

2.6 Due Diligence Fee. The Due Diligence Fee has been paid by Borrowers prior to the Closing Date.

2.7 Notes. If so requested by Lender by written notice to Borrower Representative, then Borrowers shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrower Representative’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.8 Pro Rata Treatment; Application of Payments. Each payment (including prepayment) on account of any fee and any reduction of the Growth Capital Term Loan Advances shall be made pro rata according to the Growth Capital Term Commitments of the relevant Lender. Lender has the exclusive right to determine the order and manner in which all payments then due and payable with respect to the Secured Obligations may be applied. No Borrower shall have a right to specify the order or the accounts to which Lender shall allocate or apply any payments made by a Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

2.9 Withholding. Payments received by Agent or Lender from any Borrower under any Loan Document will be made free and clear of and without deduction for any taxes, levies, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (“Taxes”) other than Excluded Taxes. Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires any Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Agent or Lender, authority other than Excluded Taxes such payment or other sum payable hereunder shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or Lender, as applicable receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and the applicable Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. The applicable Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that such Borrower has made such withholding payment. The agreements and obligations of Borrowers contained in this Section 2.9 shall survive the termination of this Agreement. Agent and Lender will use commercially reasonable efforts to cooperate with Borrowers to minimize any withholding taxes to the maximum extent permitted by applicable law, including by providing a properly completed and duly executed Form W-9 or applicable Form W-8, provided such cooperation does not subject Agent or Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to Lender or Agent.

SECTION 3. SECURITY INTEREST

3.1              As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrowers’ property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, to the extent excluded from the collateral pursuant to every Qualified Inventory Financing, the Collateral shall not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by a Borrower of any Foreign Subsidiary (other than an Eligible Foreign Subsidiary) which shares entitle the holder thereof to vote for directors or any other matter, and (b) nonassignable licenses or contracts, which by their terms or applicable law require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), provided further, that upon the lapse of such prohibition or such consent being provided with respect to any license or contract, such license or contract shall automatically be included in the Collateral.

3.3 Pledge of Shares. Each Borrower hereby pledges, assigns and grants to Agent a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Secured Obligations. Borrowers represent and warrant that as of the Closing Date, none of the Shares are evidenced by certificates. To the extent required by the terms and conditions governing the Shares, the applicable Borrower shall cause the books of each entity whose Shares are pledged pursuant hereto and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Agent may effect the transfer of the Shares included in the Collateral into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or result in the violation of any of the terms of this Agreement, or which would adversely affect Agent’s security interest. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. If any Shares not evidenced by certificates as of the Closing Date subsequently become evidenced by certificates, or if a Borrower subsequently acquires any Shares evidenced by certificates, such Borrower shall promptly deliver to Agent the certificates evidencing the Shares together with a stock power or other similar instrument of transfer duly executed in blank by such Borrower to be held by Agent as possessory collateral.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loans hereunder are subject to the satisfaction by Borrowers of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date or initial Advance, to the extent indicated below, Borrowers shall have delivered to Agent the following:

(a) duly executed copies of the following, in form and substance acceptable to Agent:

(i) this Agreement;

(ii) the completed ACH Authorization;

(iii) the intellectual property security agreement;

(iv) Account Control Agreements with respect to all Deposit Accounts and any accounts where Investment Property is maintained, as required by Section 7.12 hereof, prior to the initial Advance;

(v) a duly executed certificate of an officer of each Borrower certifying and attaching copies of (A) the Charter, certified as of a recent date by the jurisdiction of organization of such Borrower; (B) the bylaws, operating agreement or similar governing document of such Borrower; (C) resolutions of such Borrower’s Board or consent of sole member evidencing approval of (1) the Loan and other transactions contemplated by the Loan Documents, and with respect to Parent, (2) the Warrant and issuance of Equity Interests in accordance with its terms; (D) resolutions of the holders of such Borrower’s Equity Interests in connection with the transactions contemplated by this Agreement, to the extent required pursuant to the terms of the Charter or other governing document, in each case, as in effect as of the Closing Date, and (E) a schedule setting forth the name, title and specimen signature of officers or other authorized signers on behalf of each Borrower;

(vi) a legal opinion of Borrowers’ counsel;

(vii) a subordination agreement, duly executed by each of Blue Flame Capital, LLC, Lori Sue Chesrown and Ralph Wegis;

(viii) a subordination agreement, duly executed by Halcyon Consulting, LLC;

(ix) an Inventory Financing Intercreditor Agreement, duly executed by Ally Bank and Ally Financial Inc.;

(x) any other Loan Documents (other than the Warrant, which shall be delivered pursuant to subsection (b) below);

(xi) and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral (provided that no certificates of title need be delivered or endorsed);

(b) Originals of the following, in form and substance acceptable to Agent:

(i) the Warrant, and

(ii) any certificates evidencing Shares pledged pursuant to Section 3.3, together with any unit powers or other instruments of transfer;

(c) a certificate of good standing for each Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(d) payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(e) all certificates of insurance, endorsements, and copies of each insurance policy required pursuant to Section 6.2, except to the extent delivery after the Closing Date is permitted in accordance with Section 7.24; and

(f) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower Representative’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrowers shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed in all material respects, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrowers on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) reasonably be expected to constitute an Event of Default and (ii) no event that could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWERS

Borrowers represent and warrant that:

5.1 Organizational Status. Each Borrower is duly organized, legally existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, or as such Borrower has subsequently notified Agent after the Closing Date in accordance with this Agreement (including in any Compliance Certificate).

5.2 Collateral. Each Borrower owns the Collateral free of all Liens, except for Permitted Liens. Each Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Each Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Parent’s issuance of the Warrant and the Equity Interests issuable upon exercise of the Warrant, (i) have been duly authorized by all necessary action in accordance with Borrower’s Organizational Documents, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of a Borrower’s Organizational Documents, or any, law, regulation, order, injunction, judgment, decree or writ to which a Borrower is subject and (iv) do not violate any material contract or agreement in any material respect or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing.

5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of a Borrower, threatened against a Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws.

(a) Neither any Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. No Borrower is in default in any material respect under any agreement or instrument evidencing Indebtedness material to the Borrowers as a whole, or any other agreement necessary or material to the operation or conduct of the business of the Borrowers to which any Borrower is a party or by which it is bound, subject to any applicable grace period.

(b) Neither a Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither a Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither a Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither a Borrower’s nor any of its Subsidiaries’ properties or assets has been used by a Borrower or such Subsidiary or, to a Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue in all material respects their respective businesses as currently conducted.

(c) None of Borrowers, any of its Subsidiaries, or any of Borrowers’ or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrowers, any of its Subsidiaries, or to the knowledge of any Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrowers to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by a Borrower to Agent, whether prior to or after the Closing Date, were (i) provided in good faith and based on the most current data and information available to Borrowers, and (ii) the most current of such projections provided to Parent’s Board (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance is given that any particular projections will be realized and that actual results may differ materially).

5.8 Tax Matters. Except to the extent contested in good faith with adequate reserves under GAAP, (a) each Borrower has filed all material federal, state and local tax returns that it is required to file, (b) each Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) as of the Closing Date, each Borrower has paid or fully reserved for any tax assessment received by such Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Borrowers are the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrowers’ business. Each of the Borrowers’ Copyrights, Trademarks and Patents material to the Borrowers’ business is valid and enforceable, the Intellectual Property material to the Borrowers’ business has not been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing to a Borrower that any material part of the Intellectual Property material or necessary to the conduct of the Borrowers’ business violates the rights of any third party, except to the extent Borrowers have provided evidence satisfactory to Agent that such claim is without merit or otherwise not reasonably likely to be successful. Exhibit D is a true, correct and complete list of each of Borrowers’ Patents, registered Trademarks, registered Copyrights, and material agreements under which a Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by a Borrower or any Subsidiary, in each case as of the Closing Date. No Borrower is in material breach of, nor has any Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements material to the Borrowers’ business and, to any Borrower’s knowledge, no third party to any such contract, license or agreement material to the Borrowers’ business is in material breach thereof or has failed to perform any material obligations thereunder, except to the extent such breach or failure to perform could not reasonably be expected to result in a Material Adverse Effect, Borrowers have notified Agent of such breach or failure to perform, and Borrowers are taking actions to mitigate such circumstances satisfactory to Agent.

5.10 Intellectual Property. Borrowers have all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrowers’ business as currently conducted and proposed to be conducted by Borrowers. Without limiting the generality of the foregoing, and in the case of Borrowers’ Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrowers have the right, to the extent required to operate Borrowers’ business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrowers’ business as currently conducted and proposed to be conducted by Borrowers, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business and customary covenants in inbound license agreements) to any third party, and Borrowers own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrowers’ business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where a Borrower is the licensee or lessee.

5.11 Borrower Products. No Intellectual Property necessary or material in the operation or conduct of Borrowers’ business as currently conducted and proposed to be conducted and owned by a Borrower or Borrower Product that constitutes Intellectual Property has been or is subject to any actual or, to the knowledge of any Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material respect the applicable Borrower’s use, transfer or licensing thereof or that could reasonably be expected to affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Borrower to grant licenses or ownership interest in any future Intellectual Property necessary or material to the operation or conduct of the business of Borrowers or Borrower Products. No Borrower has received any written notice or claim challenging or questioning any Borrower’s ownership in any such Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed such Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to any Borrower’s knowledge, is there a reasonable basis for any such claim, except for claims with respect to which Borrowers have provided evidence satisfactory to Agent that such claim is without merit or otherwise not reasonably likely to be successful. Neither any Borrower’s use of its Intellectual Property material in the conduct of its business as currently conducted or proposed to be conducted, nor the production and sale of a Borrower Product infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit E, as may be updated by Borrowers in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which a Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which a Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, provided that Borrowers may provide the details regarding any Deposit Account or other account in which initial Permitted Inventory Financing Cash Collateral is maintained shall be provided within five (5) Business Days of the Closing Date.

5.13 [Intentionally Omitted].

5.14 Capitalization and Subsidiaries. Parent’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. No Borrower owns any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrowers in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15 Foreign Subsidiary Voting Rights. No decision or action in any governing document of any Foreign Subsidiary (other than an Eligible Foreign Subsidiary) requires a vote of greater than 50.1% of the Equity Interests or voting rights of such Foreign Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1              Coverage. Each Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrowers’ line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrowers must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence. Borrowers have and agree to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrowers shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Borrowers shall deliver to Agent certificates of insurance that evidence Borrowers’ compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrowers’ insurance certificate shall state Agent (shown as “Hercules Capital, Inc.”, as “Agent”) is an additional insured for commercial general liability, a lender loss payee for all risk property damage insurance, subject to the insurer’s approval, and a lender loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrowers may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrowers shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrowers shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Borrowers agree to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization by Agent or Lender after an Event of Default of the Collateral, excluding in all cases Liabilities to the extent resulting from any Indemnified Person’s gross negligence or willful misconduct. Borrowers agree to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7. COVENANTS OF BORROWERS

Each Borrower agrees as follows:

7.1 Financial Reports. Borrower Representative shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) through the period ending October 31, 2018, as soon as practical (and in any case within 30 days) after the end each month, unaudited management prepared reports in a form agreed among Borrowers and Agent prior to the Closing Date, and in any event including a statement of profits and losses, a report of cash balances, a report of accounts receivable and accounts payable, and an inventory report and, thereafter, as soon as practicable (and in any event within 30 days) after the end of the first two months of each fiscal quarter of Parent, unaudited internally prepared interim financial statements as of the end of such month;

(b) as soon as practicable (and in any event within 45 days) after the end of each fiscal quarter of Parent, unaudited interim and year-to-date financial statements as of the end of such fiscal quarter (prepared on a consolidated and consolidating basis) including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower Representative’s Chief Executive Officer or Chief Financial Officer as having been prepared in accordance with GAAP, (i) except for the absence of footnotes, and (ii) subject to normal year-end adjustments; as well as the most recent capitalization table for Parent, including the weighted average exercise price of employee stock options; provided, however, that in lieu of the reporting requirements pursuant to this Section 7.1(b), Parent may provide to Agent a link to its quarterly report on Form 10-Q filed pursuant to the Exchange Act through its investor relations web page;

(c) as soon as practicable (and in any event within 90 days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrowers and reasonably acceptable to Agent, accompanied by any management report from such accountants; provided, however, that in lieu of the reporting requirements pursuant to this Section 7.1(c), Parent may provide to Agent a link to its annual report on Form 10-K filed pursuant to the Exchange Act through its investor relations web page;

(d) as soon as practicable (and in any event together with monthly financial statements delivered pursuant to subsection (a) above and together with quarterly financial statements delivered pursuant to subsection (b) above), a Compliance Certificate in the form of Exhibit F;

(e) as soon as practicable (and in any event within 30 days) after the end of each month, (i) a report showing agings of accounts receivable, to the extent accounts receivable as of the last day of such month exceed $1,000,000 and (ii) a report showing agings of accounts payable, to the extent accounts payable as of the last day of such month exceed $600,000;

(f) through its investor relations web page, copies of any proxy statements, financial statements or reports that Parent has made available to holders of its capital stock, and copies of any regular, periodic and special reports or registration statements that Parent files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(g) financial and business projections and budget promptly following their approval by Parent’s Board, and in any event, within 60 days after the end of Parent’s fiscal year, which projections and budget shall be in format acceptable to Agent, it being understood that the format of the projections and budget delivered to Agent as of the Closing Date is acceptable, and which projections and budget shall be consistent with financial covenant compliance (if applicable) and Borrower’s ability to pay the Secured Obligations when due, and promptly after any update to such projections or budget is approved by Parent’s Board, such updated projections and budget, as well as such other budgets, plans or financial information as Agent may reasonably request, provided that if any projections or budget delivered to Agent do not reflect levels consistent with financial covenant compliance (if applicable) or Borrower’s ability to pay the Secured Obligations when due, then Borrower shall promptly (and in any event within 10 Business Days) deliver to Agent a proposal or plan reasonably satisfactory to Agent to address the circumstances;

(h) a daily inventory report, which shall indicate with respect to each item of Inventory whether it is financed pursuant to a Qualified Inventory Financing, on each Business Day, with respect to the preceding Business Day, in form approved by Agent as of the Closing Date or as subsequently agreed among the parties; provided, however, Borrowers shall not be in breach of this clause (h) if they fail less than four times in any calendar month to timely provide such daily reports;

(i) any material statement, or notice of increased commitment, change in terms, non-renewal or default or any demand for payment pursuant to a Qualified Inventory Financing; and

(j) immediate notice if a Borrower or any Subsidiary has knowledge that a Borrower, or any Subsidiary or Affiliate of a Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

No Borrower shall make any change in its (a) accounting policies or reporting practices (except as required by GAAP), or (b) fiscal years or fiscal quarters. The fiscal year of each Borrower shall end on December 31.

The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com, with a copy to tharris@htgc.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com and tharris@htgc.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: RumbleON, Inc. Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the Securities Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent.

7.2 Management Rights. Borrowers shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrowers at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Agent or Lender may at reasonable times and intervals consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations and advice shall not unreasonably interfere with Borrowers’ business operations. The parties intend that the rights granted Agent shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrowers’ management or policies, and the Borrowers shall have no obligation to act upon or follow any such advice or recommendation or to allow the Agent or Lender to attend meetings of the Board of the Parent.

7.3 Further Assurances. Each Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral, subject to Permitted Liens. Each Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby; provided, however, certificates of title for vehicles need not be delivered or endorsed so long as no Event of Default is then continuing. In addition, and for such purposes only, each Borrower hereby authorizes Agent to execute and deliver on behalf of such Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of such Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for such Borrower. Each Borrower shall protect and defend such Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. No Borrower shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) intercompany Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower, (d) as permitted pursuant to any Inventory Financing Intercreditor Agreement or any subordination agreement related to Subordinated Indebtedness, or (e) as otherwise permitted hereunder or approved in writing by Agent.

7.5 Collateral. Each Borrower shall at all times keep the Collateral and all other property and assets used in Borrowers’ business or in which such Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, such other property or assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens. No Borrower shall agree with any Person other than Agent, Lender, Inventory Financing Lenders and holders of Subordinated Indebtedness not to encumber its property. Each Borrower shall cause each of its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and each Borrower shall cause each of its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens) and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6 Investments; Capital Expenditures. Each Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of each of its Subsidiaries so to do, other than Permitted Investments, and shall not permit aggregate capital expenditures (other than software development costs, which may be capitalized), determined in accordance with GAAP, to exceed $250,000 per fiscal year.

7.7 Distributions. No Borrower shall, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than repurchases described in clause (b) of the defined term “Permitted Investments” or in accordance with clause (l) of the defined term “Permitted Investments”, (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make distributions to a Borrower; (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate; or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8 Transfers. Except for Permitted Transfers, no Borrower shall, or shall allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets (it being understood and agreed that the issuance of Equity Interests in the Parent shall not violate this Section 7.8).

7.9 Mergers or Acquisitions. Except for Permitted Acquisitions, no Borrower shall merge or consolidate, or permit any of each of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into a Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of each of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10 Taxes. Borrowers and each of its Subsidiaries shall pay when due (or within any applicable grace period) all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against a Borrower or the Collateral or upon a Borrower’s ownership, possession, use, operation or disposition thereof or upon a Borrower’s rents, receipts or earnings arising therefrom. Each Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral, or file for appropriate extensions by such due date. Notwithstanding the foregoing, a Borrower may contest, in good faith and by appropriate proceedings, taxes for which such Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Certain Changes. Neither a Borrower nor any Subsidiary shall change its jurisdiction of organization, organizational form or legal name without twenty (20) days’ prior written notice to Agent. Neither a Borrower nor any Subsidiary shall suffer a Change in Control. Neither a Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither a Borrower nor any Qualified Subsidiary shall relocate Collateral (excluding vehicles not constituting Inventory), other than (w) sales of Inventory in the ordinary course of business, (x) Inventory in transit in the ordinary course of business, (y) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C or another location that is, from time to time, subject to a landlord waiver or bailee agreement, in form and substance satisfactory to Agent, in favor of Agent, or (z) to the extent after giving effect to such relocation, the aggregate value of Collateral (other than vehicles not constituting Inventory) which is at locations not subject to a landlord waiver or bailee agreement does not exceed $400,000 (excluding for such purposes the value of Inventory in transit in the ordinary course of business). With respect to any leased location or location where Collateral (other than vehicles not constituting Inventory) is held by a bailee, Borrowers shall deliver a landlord waiver or bailee agreement in favor of Agent, in form and substance reasonably satisfactory to Agent, provided that for locations existing as of the Closing Date and for which a landlord waiver or bailee agreement would be required, Borrowers may deliver the same within thirty (30) days of the Closing Date (subject to extension from time to time in Agent’s discretion if Borrowers have demonstrated their use of commercially reasonable efforts to obtain such landlord waivers and agreements), and provided that no landlord waiver or bailee agreement shall be required to the extent that Collateral (other than vehicles not constituting Inventory) at all leased or bailee locations not subject to such a landlord waiver or bailee agreement does not exceed $400,000 at any time.

7.12 Deposit Accounts; Cash Management. Neither a Borrower nor any Qualified Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property except for (i) the Deposit Account used exclusively for maintaining the Permitted Inventory Financing Cash Collateral with a balance not in excess of the amount permitted herein (for which no Account Control Agreement shall be required), or (ii) with respect to which Agent has an Account Control Agreement. Any Subsidiary, including RMBL Missouri, that receives proceeds from the sale of Inventory, shall, after settlement of any amounts due in respect of a Qualified Inventory Financing with respect to the Inventory sold, immediately transfer the excess proceeds, if any, to a Deposit Account that is subject to an Account Control Agreement in favor of Agent pursuant to which Agent is the first lien or controlling secured party, as applicable.

7.13 Formation of Subsidiaries. Borrower Representative shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 30 days, shall cause any Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement. In the event of a restructuring resulting in Parent no longer being a publicly traded entity and one or more holding companies owning all or substantially all of the shares of Parent, Borrowers shall cause such Person to enter into a Joinder Agreement.

7.14 [Reserved.]

7.15 Notification of Event of Default. Borrower Representative shall notify Agent immediately of the occurrence of any Event of Default.

7.16 [Reserved.]

7.17 Use of Proceeds. Each Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general business purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 Foreign Subsidiary Voting Rights. Each Borrower shall not, and shall not permit any Subsidiary, to amend or modify any governing document of any Foreign Subsidiary of such Borrower (other than an Eligible Foreign Subsidiary) the effect of which is to require a vote of greater than 50.1% of the Equity Interests or voting rights of such entity for any decision or action of such entity.

7.19 [Reserved.]

7.20 Compliance with Laws.

(a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain compliance in all material respects with all applicable laws, rules or regulations (including, without limitation, dealership laws, laws applicable to the brokering of loans and consumer protection laws), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonable necessary in connection with the conduct of Borrowers’ business.

(b) Neither a Borrower nor any of its Subsidiaries shall, nor shall a Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither a Borrower, nor any of its Subsidiaries shall, nor shall a Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c) Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by a Borrower, each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower, each of its Subsidiaries and, to the knowledge of each Borrower, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d) None of Borrowers, any of its Subsidiaries or to the knowledge of Borrowers, any director, officer, employee or agent for Borrowers or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.21 Financial Covenants.

Beginning with the draw of Tranche III, Borrowers shall be subject to the following financial covenants:

(a) Parent shall achieve Revenue for each quarterly period in an amount of at least 75% of the amount set forth in the Budget for such period, tested quarterly.

(b) If during any fiscal quarter, the average balance of all Deposit Accounts of Borrowers and accounts in which Investment Property of Borrowers is maintained that are subject to an Account Control Agreement in favor of Lender is less than $15,000,000, then Parent shall achieve quarterly Adjusted EBITDA of not less than $2,000,000 for such quarter, tested quarterly.

7.22 Intellectual Property. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to the business of Borrowers as a whole; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property that is material to the business of Borrowers as a whole; and (iii) not allow any Intellectual Property material to Borrowers’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If a Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Borrower shall promptly provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Borrower shall: (x) provide Agent notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously (or promptly thereafter) with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrowers shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property.

7.23 Transactions with Affiliates. No Borrower shall or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of any Borrower or such Subsidiary on terms that are less favorable to Borrowers or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of a Borrower or such Subsidiary.

7.24 Post-Closing Deliveries. Borrowers shall have delivered

(a) the landlord waivers and bailee agreements as required pursuant to Section 7.11;

(b) within 30 days of the Closing Date, the insurance certificate and endorsement with respect to commercial property insurance in accordance with Section 6.2; and

(c) within 5 Business Days of the Closing Date, the details regarding any Deposit Account or other account in which Permitted Inventory Financing Cash Collateral is maintained.

SECTION 8. [Reserved.]

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrowers fail to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or the applicable Borrower’s bank if Borrowers had the funds to make the payment when due and make the payment within three (3) Business Days following Borrowers’ knowledge of such failure to pay; or

9.2 Covenants. A Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among any Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than the Sections specifically identified in clause (b) hereof), any other Loan Document or any other agreement between any Borrower and Agent or Lender, such default continues for more than twenty (20) days, or (b) with respect to a default under any of Sections 6.1, 6.2, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11, 7.12, 7.15, 7.17, 7.18, 7.20(b), (c) or (d), 7.21, or 7.24 the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; or

9.4 Representations. Any representation or warranty made by any Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. (i)(A) Any Borrower shall make an assignment for the benefit of creditors; or (B) Borrowers, as a whole, shall be unable to pay their debts as they become due, or be unable to pay or perform their material obligations under the Loan Documents, or shall become insolvent; or (C) any Borrower shall file a voluntary petition in bankruptcy; or (D) any Borrower shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (E) any Borrower shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of any Borrower or of all or any material part of the assets or property of Borrowers, as a whole; or (F)  any Borrower (other than a Borrower that has no material operations) shall cease operations of its business as its business has normally been conducted, or Borrowers, as a whole, terminate substantially all of their employees; or (G) any Borrower or its directors or a majority of the holders of its Equity Interests shall take any action initiating any of the foregoing actions described in clauses (A) through (F); or (ii) either (A) thirty (30) days shall have expired after the commencement of an involuntary action against any Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of any Borrower being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be appealed within ten (10) days; or (C) any Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against any Borrower in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (E) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of any Borrower, of any trustee, receiver or liquidator of such Borrower or of all or any material part of the properties of Borrowers, taken as a whole without such appointment being vacated; or

9.6 Attachments; Judgments. Any material portion of any Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has been accepted (subject to customary reservation of rights) by such insurance carrier), individually or in the aggregate, of at least $250,000, or any Borrower is enjoined or in any way prevented by court order from conducting any material part of its business;

9.7 Other Obligations. The occurrence of any default and the passing of any applicable grace period under any agreement or obligation of any Borrower (including pursuant to the Inventory Financing Agreement) involving any Indebtedness in excess of $250,000, which could entitle or permit any Person to accelerate such Indebtedness, or any other material agreement or obligation, if a Material Adverse Effect could reasonably be expected to result from such default; or

9.8 Stop Trade. At any time, an SEC stop trade order or NASDAQ market trading suspension of the Common Stock of Parent shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a public market, provided that Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another public market within sixty (60) days of such notice.

SECTION 10. REMEDIES

10.1              General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in any Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, each Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of any Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on such Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower Representative. Agent may require any Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, subject to increase in accordance with Section 2.3), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrowers or each of its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of any Borrower or any other Person, and each Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Shares. Each Borrower recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10.5 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent. Only Agent can exercise the remedies set forth in this Section 10 it being understood that no Lender can act under this Section 10 except through the Agent.

SECTION 11. MISCELLANEOUS

11.1              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Agent:

HERCULES CAPITAL, INC.

Legal Department
Attention: Chief Legal Officer and Thomas Harris
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com; tharris@htgc.com
Telephone: 650-289-3060

(b) If to Lender:

HERCULES CAPITAL, INC.

Legal Department
Attention: Chief Legal Officer and Thomas Harris
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com; tharris@htgc.com
Telephone: 650-289-3060

(c) If to Borrowers:

RumbleON, Inc.
Attention: Tom Aucamp

4521 Sharon Road
Suite 370
Charlotte, NC 28211
email: tom@rumbleon.com
Telephone: 704-445-4753

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated March 7, 2018 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrowers party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Borrowers party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender or of Borrowers hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Growth Capital Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower (other than a Borrower that has no material operations) from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrowers, Lender, Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrowers at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. Section 6.3 shall survive the termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Borrower and its permitted assigns (if any). No Borrower shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrowers, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrowers (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrowers of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWERS, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWERS AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST A BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrowers and Lender; Claims that arise out of or are in any way connected to the relationship among Borrowers, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Each Borrower promises to pay Agent’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Borrower promises to pay any and all reasonable attorneys’ and other reasonable out of pocket professionals’ fees and expenses incurred by Agent after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to a Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to a Borrower, the Collateral, the Loan Documents, including representing Agent in any adversary proceeding or contested matter commenced or continued by or on behalf of a Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by a Borrower are confidential and proprietary information of Borrowers, if and to the extent such information either (i) is marked as confidential by such Borrower at the time of disclosure, or (ii) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it has obtained and may obtain in connection with this Agreement and the Loan Documents shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrowers, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of any Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of any Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent and Lender are aware of their obligations with respect to material non-public Confidential Information of a publicly traded company and both Agent and Lender agree on behalf of themselves and their Affiliates that they will not engage in transactions in or relating to the securities of the Parent while in possession of material non-public Confidential Information. Agent’s and Lender’s obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.13 Assignment of Rights. Each Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve any Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Borrower for liquidation or reorganization, if any Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrowers unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrowers.

11.17 Agency.

(a) Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), according to its respective Growth Capital Term Commitment percentages (based upon the total outstanding Growth Capital Term Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i)
be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lender, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrowers or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

(g) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary or customary to comply with the requests of any regulators, legal requirements or laws applicable to such party (including all disclosure requirements of the Parent pursuant to the securities laws), or pursuant to any listing agreement with any national securities exchange and (ii) to comply with Section 11.12.

11.19 Multiple Borrowers.

(a) Borrowers’ Agent. Each of Borrowers hereby irrevocably appoints Borrower Representative as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Growth Capital Term Loan Advance and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent or any Lender. Agent may rely, and shall be fully protected in relying, on any request for the Growth Capital Term Loan Advance, disbursement instruction, report, information or any other notice or communication made or given by Borrower Representative, whether in its own name or on behalf of one or more of the other Borrowers, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other Person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense (other than performance) of any other Borrower or any guarantor or any endorser, co-maker or other Person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other Person (other than because of performance), with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other Person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other Person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other Person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to Agent and Lender under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Until payment in full of the Secured Obligations (other than obligations that survive the termination of the Loan Documents) each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which a Borrower may have under any present or future document or agreement with any other Borrower or other Person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by such Borrower and without affecting or impairing in any way the obligations or liability of such Borrower hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of such Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such Person or secured by such Collateral or security, in such manner and order as Agent determines in its sole discretion (subject to the terms of this Agreement), and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.

(e) Subordination. All Indebtedness of any Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and any Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

[REMAINDER OF SIGNATURE PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, Borrowers, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWERS:

RUMBLEON, INC.

Signature:
_/s/ Steven R. Berrard_____

Print Name:
__Steven R. Berrard______

Title:
__Chief Financial Officer___

NEXTGEN PRO, LLC

Signature:
_/s/ Steven R. Berrard_____

Print Name:
__Steven R. Berrard______

Title:
__Manager______________

RMBL MISSOURI, LLC

Signature:
_/s/ Steven R. Berrard_____

Print Name:
__Steven R. Berrard______

Title:
__Manager______________

RMBL TEXAS, LLC

Signature:
_/s/ Steven R. Berrard_____

Print Name:
__Steven R. Berrard______

Title:
__Manager______________

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:
_/s/ Zhuo Huang _________

Print Name:
_Zhuo Huang __________

Title:
_Associate General Counsel_

LENDER:

HERCULES CAPITAL, INC.

Signature:
_/s/ Zhuo Huang _________

Print Name:
_ Zhuo Huang __________

Title:
_Associate General Counsel_

Table of Exhibits and Schedules

Exhibit A:
Advance Request

Attachment to Advance Request

Exhibit B:
Term Note

Exhibit C:
Name, Locations, and Other Information for Borrowers

Exhibit D:
Borrowers’ Patents, Trademarks, Copyrights and Licenses

Exhibit E:
Borrowers’ Deposit Accounts and Investment Accounts

Exhibit F:
Compliance Certificate

Exhibit G:
Joinder Agreement

Exhibit H:
ACH Debit Authorization Agreement

Schedule 1.1
Commitments
Schedule 5.14
Capitalization

EXHIBIT A

ADVANCE REQUEST

To:
Agent:
Date:

Hercules Capital, Inc. (the “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@herculestech.com; tharris@htgc.com

Attn: Legal Department; Thomas Haris

Re: Loan and Security Agreement dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among RUMBLEON, INC., a Nevada corporation, NEXTGEN PRO, LLC, a Delaware limited liability company, RMBL MISSOURI, LLC, a Delaware limited liability company, RMBL TEXAS, LLC, a Delaware limited liability company, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”).

Borrower Representative, on behalf of Borrowers, hereby requests Agent to cause Lender to make an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Agreement. Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)
Issue a check payable to a Borrower
☐

or

(b)
Wire Funds to a Borrower’s account
☐

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number:
To Verify Wire Info:
Email address:

Borrower Representative represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that each Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed in all material respects; and (iv) that as of the Advance Date, no fact or condition exists that constitutes (or could, with the passage of time, the giving of notice, or both reasonably be expected to constitute) an Event of Default under the Loan Documents. Borrower Representative understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review, Lender may decline to fund the requested Advance.

Borrower Representative hereby represents that each Borrower’s jurisdiction of organization, organizational form, legal name and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower Representative agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ADVANCE REQUEST]

This Advance Request is duly executed as of the date set forth above.

RUMBLEON, INC.

SIGNATURE:

TITLE:

PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower Representative hereby represents and warrants to Agent, on behalf of each Borrower, that each of Borrowers’ current names and organizational status is as follows:

[Name:	RumbleON, Inc.
Type of organization:	corporation
State of organization:	Nevada
Organization file number:	Business ID - NV20131625617
Name:	NextGen Pro, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File #6297691
Name:	RMBL Missouri, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File # 6326654
Name:	RMBL Texas, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File #6681648] 1
Borrower Representative hereby represents and warrants to Agent, on behalf of Borrowers, that the street addresses, cities, states and postal codes of each Borrower’s current locations (in addition to those leased and bailee locations listed on Exhibit C to the Agreement) are as follows:

[1431 Greenway Drive
Suite 775
Irving, TX 75038

RumbleOn, Inc.
4521 Sharon Road
Suite 370
Charlotte, North Carolina 28211

RMBL Missouri, LLC
2100 E Outer Road
Scott City, MO. 63780]2

1 Update for Tranches II, III and IV as needed
2 Update for Tranches II, III and IV as needed

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[______________]	Advance Date: [____________]
Maturity Date: [_____________], subject to extension in accordance with the terms of the Loan Agreement

FOR VALUE RECEIVED, each of RUMBLEON, INC., a Nevada corporation, NEXTGEN PRO, LLC, a Delaware limited liability company, RMBL MISSOURI, LLC, a Delaware limited liability company, RMBL TEXAS, LLC, a Delaware limited liability company, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”), from time to time, hereby promises to pay to the order of Hercules Capital, Inc., a Delaware limited partnership or the holder of this Secured Term Promissory Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Term Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of $[_____________] or such other principal amount as Lender has advanced to Borrowers, together with interest at a rate as set forth in Section 2.1(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Term Note is the Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated as of April 30, 2018, by and among Borrowers, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Term Note.

Each Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Each Borrower agrees to make all payments under this Term Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. Borrowers shall be jointly and severally liable with respect to all Secured Obligations pursuant to this Term Note and the Loan Agreement. This Term Note has been negotiated and delivered to Lender and is payable in the State of California. This Term Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[SIGNATURE PAGE TO TERM NOTE]

The undersigned have duly executed this Term Note.

RUMBLEON, INC. SIGNATURE: TITLE: PRINT NAME: NEXTGEN PRO, LLC SIGNATURE: TITLE: PRINT NAME: RMBL MISSOURI, LLC SIGNATURE: TITLE: PRINT NAME: RMBL TEXAS, LLC SIGNATURE: TITLE: PRINT NAME:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.
Borrower Representative hereby represents and warrants to Agent, on behalf of each Borrower, that each of Borrowers’ current names and organizational status is as follows:

Name:	RumbleON, Inc.
Type of organization:	corporation
State of organization:	Nevada
Organization file number:	Business ID - NV20131625617
Fiscal year end:	31-Dec
Federal taxpayer identification number:	46-3951329
Former Name(s):	Smart Server, Inc. (10/24/2013-2/13/2017)

Name:	NextGen Pro, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File #6297691
Fiscal year end:	31-Dec
Federal taxpayer identification number:	35-2584798
Former Name(s):	N/A

Name:	RMBL Missouri, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File # 6326654
Fiscal year end:	31-Dec
Federal taxpayer identification number:	81-5484099
Former Name(s):	LBMR Dealer MO, LLC (2/24/2017-2/28/2017)

Name:	RMBL Texas, LLC
Type of organization:	limited liability company
State of organization:	Delaware
Organization file number:	File #6681648
Fiscal year end:	31-Dec
Federal taxpayer identification number:	82-4802484
Former Name(s):	N/A

2.
Borrower Representative hereby represents and warrants to Agent, on behalf of Borrowers, that each Borrower’s chief executive office is located at the following location:

1431 Greenway Drive
Suite 775
Irving, TX. 75038

3.
Borrower Representative hereby represents and warrants to Agent, on behalf of Borrowers, that the Borrowers also utilize the following locations:

RumbleOn, Inc.
4521 Sharon Road
Suite 370
Charlotte, North Carolina 28211

RMBL Missouri, LLC
2100 E Outer Road
Scott City, MO. 63780

Bailee locations as set forth on Schedule attached hereto.

SCHEDULE OF BAILEE LOCATIONS

Bailee	Locations
ADESA, INC.	Adesa Golden Gate 18501 W. Stanford Road Tracy, CA 95377 Adesa Kansas City 15511 Adesa Drive Belton, MO 64012
COPART, INC.
All locations owned or operated by Copart in which vehicles owned by Borrowers, regardless of whether there is an existing lien on such vehicle, are located.
The current list of all Copart North American locations can be found at:
https://www.copart.com/locations/?region=NORTH_AMERICA

CYCLEEXPRESS, LLC (D/B/A NPA AUCTIONS)
NPA Atlanta
4800 North Commerce Drive, Suite 200
East Point, GA 30344

NPA Cincinnati
10132 Business Center Drive
Cincinnati, OH 45246

NPA Dallas
900 Gerault Road
Flower Mound, TX 75028

NPA Denver
8300 Blakeland Drive
Littleton, CO 80125

NPA Philadelphia
2578 Pearl Buck Road
Bristol, PA 19007

NPA San Diego
12400 Stowe Drive
Poway, CA 92064

LABRIER INVESTMETNS, LLC	3258 South East Outer Road South Scott City, MO 63780
MANHEIM, INC.	Manhiem Indy 3110 S. Post Road Indianapolis IN 46239 Manhiem Statesville 145 Auction Lane Statesville, NC 28625

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

PATENTS

Owner	Description	Patent / ApplicationNumber	Issue / Application Date
NEXTGEN PRO, LLC	NEAR FIELD COMMUNICATION (NFC) VEHICLE IDENTIFICATION SYSTEM AND PROCESS	14/614,160	02/04/2015

TRADEMARKS

Owner	Description	Registration/ Serial Number	Registration/ Application Date
RUMBLEON, INC.		87/537,145	07/21/2017
RUMBLEON, INC.		87/532,685	07/18/2017
RUMBLEON, INC.	RUMBLEON	5,340,911	11/21/2017
RUMBLEON, INC.		87/532,644	07/18/2017
RUMBLEON, INC.	RUMBLEON	87/430,981	04/29/2017
NEXTGEN PRO, LLC		4,662,863	12/30/2014

COPYRIGHTS AND LICENSES

None

EXHIBIT E

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

(a)

Accountholder	Account Numbers	Bank	Address	Description of Use
RumbleOn, Inc.	##########	Wells Fargo	4525 Sharon Road, 4th Floor Charlotte, NC 28211	General business account.
RMBL Missouri, LLC	##########	Wells Fargo	4525 Sharon Road, 4th Floor Charlotte, NC 28211	General business account.
NextGen Pro, LLC	##########	Wells Fargo	4525 Sharon Road, 4th Floor Charlotte, NC 28211	Transactions between dealer partners and the Companies.

(b)

None

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain

Loan and Security Agreement dated as of April 30, 2018, by and among RUMBLEON, INC., a Nevada corporation, NEXTGEN PRO, LLC, a Delaware limited liability company, RMBL MISSOURI, LLC, a Delaware liability company, RMBL TEXAS, LLC, a Delaware limited liability company, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and administrative agent for Lender (in such capacity “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Borrower Representative, knowledgeable of all Borrowers’ financial matters, and is authorized to provide certification of information regarding Borrowers; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, each Borrower is in compliance in all material respects for the period ending ___________ with all covenants, conditions and terms and hereby reaffirms that as of the date of the fiscal quarter ended _________________ all representations and warranties contained therein (except Sections 5.3 and 5.4) are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents and calculations supporting the above certification. The undersigned further certifies that the financial statements and calculations are prepared in accordance with GAAP (to the extent required pursuant to the terms of the Loan Agreement) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Monthly Financial Statements (Section 7.1(a))	Monthly, within 30 days	☐
Quarterly Financial Statements (or link to 10-Q filing) (Section 7.1(b))	Quarterly, within 45 days or such later date as permitted by the SEC or under the applicable securities laws (which may be delivered by link through investor relations page)	☐
Annual Financial Statements (or link to 10-K) (Section 7.1(c))	Annually, within 90 days or such later date as is permitted by the SEC or under the applicable securities laws (which may be delivered by link through investor relations page)	☐

Compliance Certificate (Section 7.1(d))	Together with Monthly or Quarterly Statements	☐
A/R Agings Report (if A/R > $1,000,000) (Section 7.1(e))	Monthly, within 30 days	☐
A/P Agings Report (if A/P > $600,000) (Section 7.1(e))	Monthly, within 30 days	☐
Budget and Projections (Section 7.1(g))	Annually, within 60 days of fiscal year end, and promptly upon any Board approved update	☐
Daily Inventory Report (including detail of financed / not financed Inventory) (Section 7.1(h))	Every Business Day	☐
Material Statement, Report or Notice of any increased commitment, change in terms, non-renewal or default or any demand for payment received pursuant to Qualified Inventory Financing (Section 7.1(i))	When received	☐
FINANCIAL COVENANTS	REQUIRED	ACTUAL
Minimum Quarterly Revenue (after Tranche III Advance)	75% of Budget	☐ not applicable Budget Quarterly Revenue $ Actual Quarterly Revenue $ % of Budget
Minimum Quarterly Adjusted EBITDA, if average cash balance is less than $15,000,000 (after Tranche III Advance)	$2,000,000	☐ not applicable $
OTHER COVENANTS	REQUIRED	ACTUAL
Equipment Financing	Not to exceed $200,000	$
Letters of Credit (cash secured) except for security for leases	Not to exceed $250,000	$

Acquired Indebtedness	Not to exceed $100,000	$
Other Indebtedness	Not to exceed $750,000 (less on Equipment Financing, Letters of Credit and Acquired Indebtedness outstanding)	$
Inventory Financing	Not to exceed 85% of aggregate Inventory value less Inventory Financing Lenders’ aggregate cash collateral	(1) Aggregate Inventory value: $ (2) Aggregate Inventory financing Lender cash collateral $ Maximum Inventory financing permitted (line 1 less line 2) $ Actual Inventory financing amount outstanding $
Repurchases of stock from employees, directors or consultants	Not to exceed $100,000	$
Joint Ventures	Cash contributions not to exceed $100,00	$
Additional Investments	Not to exceed $750,000 (less Repurchases and Joint Ventures made during the term)	$
Investments in Foreign Subsidiaries	As approved by Agent	$
Cash Collateral and Security Deposits	Not to exceed $250,000	$
Landlord Waivers and Bailee Agreements	For locations where Collateral (other than non-Inventory vehicles) in excess of $400,000 is maintained	☐ all applicable locations covered ☐ landlord waiver or bailee agreement required for the following new location:

The undersigned hereby also confirms the below accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Subsidiary, as applicable.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

BORROWER SUBSIDIARY COMPANY Name/Address
1
2
3
4
5
6
7

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

Very Truly Yours,

RUMBLEON, INC.

SIGNATURE:

TITLE:

PRINT NAME:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], and is entered into by and between__________________, a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, RumbleON, Inc. (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated as of April 30, 2018, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.
The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.
By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [____________], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.
Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.
Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.
As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[SIGNATURE PAGE FOLLOWS]

 [SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

[
]

By:
Name:
Title:

Address:
[
]
[
]
[
]

Telephone: [
]
email: [
]

AGENT:

HERCULES CAPITAL, INC.

By:

Name:

Title:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

email: legal@herculestech.com; tharris@htgc.com

Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among RUMBLEON, INC., NEXTGEN PRO, LLC, RMBL MISSOURI, LLC, RMBL TEXAS, LLC, and each of their Qualified Subsidiaries from time to time party to the Loan Agreement (individually, each, a “Borrower”, and collectively, “Borrowers”) and Hercules Capital, Inc., as administrative agent (“Agent”) and the lenders party thereto (collectively, “Lender”).

In connection with the above referenced Agreement, the undersigned Borrower hereby authorizes Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to its account indicated below. The undersigned authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

RUMBLEON, INC.

By:

Name:

Date:

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE I COMMITMENT	TRANCHE II COMMITMENT	TRANCHE III COMMITMENT	TRANCHE IV COMMITMENT
Hercules Capital, Inc.	$5,000,000	$2,500,000	$7,500,000	$5,000,000, in Agent’s sole discretion, upon approval by Agent’s investment committee
TOTAL COMMITMENTS	$5,000,000	$2,500,000	$7,500,000	$5,000,000, in Agent’s sole discretion, upon approval by Agent’s investment committee

SCHEDULE 5.14

CAPITALIZATION AND SUBSIDIARIES

Parent:

Class	No. of Authorized Shares	No. of Shares Outstanding	No. of Shares Issuable upon Exercise of any Options, Warrants or Convertible Notes
Class A Common Stock, $0.001 par value	1,000,000	1,000,000	-
Class B Common Stock, $0.001 par value	99,000,000	11,928,541	218,250
Preferred Stock, $0.001 par value	10,000,000	0	-

There are 741,000 restricted stock units outstanding, which have been granted under the Company’s Stock Incentive Plan.

Subsidiaries:

Entity	Owner	Ownership %
NextGen Pro, LLC	RumbleON	100%
RMBL Missouri, LLC	RumbleON	100%
RMBL Texas, LLC	RumbleON	100%